As filed with the Securities and Exchange Commission on July 6, 2006

Registration No. 333-134184

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

Under

the Securities Act of 1933

dELiA*s, Inc.

(Exact name of registrant as specified in its charter)

Delaware	5961	20-3397172
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

435 Hudson Street,

New York, NY 10014,

(212) 807-9060

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert E. Bernard

Chief Executive Officer

dELiA*s, Inc.

435 Hudson Street

New York, NY 10014

(212) 807-9060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John Holowko Chief Financial Officer dELiA*s, Inc. 435 Hudson Street New York, NY 10014 (212) 807-9060	Richard M. Graf Katten Muchin Rosenman LLP 1025 Thomas Jefferson Street, N.W. East Lobby, Suite 700 Washington, D.C. 20007-5201 (202) 625-3537

Approximate date of commencement of proposed sale to the public:     From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-134184) filed by dELiA*s, Inc. with the Securities and Exchange Commission (the “SEC”) on May 16, 2006 (the “Registration Statement”), is being filed for the limited purpose of adding the following to the list of documents incorporated by reference in the Registration Statement: (i) the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on June 13, 2006, (ii) the Registrant’s Current Report on Form 8-K, filed with the SEC on May 23, 2006, and (iii) the Registrant’s Current Report on Form 8-K, filed with the SEC on June 5, 2006. The contents of the Registration Statement are incorporated herein by reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have filed with the SEC a registration statement on Form S-1 under the Securities Act that registers the shares of our common stock to be issued in this offering. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us and our capital stock. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, each such statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov. Our SEC filings are also available at the office of the NASDAQ National Market. For further information on obtaining copies of our public filings at the NASDAQ National Market, you should call (212) 656-5060.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC in other documents. This means we can disclose important information to you by referring to those documents already on file with the SEC that contain the information. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the following documents which we have filed with the SEC pursuant to the Exchange Act:

•	Our Annual Report on Form 10-K for the year ended January 28, 2006 filed with the SEC on April 28, 2006 (File No. 000-51648);

•	Our Quarterly Report on Form 10-Q for the three months ended April 29, 2006 filed with the SEC on June 13, 2006 (File No. 000-51648);

•	Our Current Report on Form 8-K filed with the SEC on February 17, 2006;

•	Our Current Report on Form 8-K filed with the SEC on February 21, 2006;

•	Our Current Report on Form 8-K filed with the SEC on April 12, 2006 (excluding information furnished to the Commission);

•	Our Current Report on Form 8-K filed with the SEC on May 23, 2006;

•	Our Current Report on Form 8-K filed with the SEC on June 5, 2006 (excluding information furnished to the Commission); and

•	Our Notice of Annual Meeting and Proxy Statement on Schedule 14A filed with the SEC on May 15, 2006.

Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

dELiA*s, Inc.

Attn: John Holowko

435 Hudson Street

New York, NY 10014

(212) 807-9060

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 2 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 6, 2006.

dELiA*s, INC. (Registrant)

By:	/S/ ROBERT E. BERNARD
Name:	Robert E. Bernard
Title:	Chief Executive Officer and Director

In accordance with the requirements of the Securities Act, this registration statement was signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

* Matthew L. Feshbach	Chairman and Director	July 6, 2006

/S/ ROBERT E. BERNARD Robert E. Bernard	Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2006

/S/ WALTER KILLOUGH Walter Killough	Chief Operating Officer and Director	July 6, 2006

* Peter D. Goodson	Director	July 6, 2006

* Scott M. Rosen	Director	July 6, 2006

* Carter S. Evans	Director	July 6, 2006

/S/ JOHN HOLOWKO John Holowko	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 6, 2006

* /S/ ROBERT E. BERNARD Robert E. Bernard	Attorney-in-fact	July 6, 2006